Exhibit 99.1

Web.com Reports Third Quarter 2010 Financial Results
Web.com’s integration of Register.com acquisition is off to a positive start
Non-GAAP revenue and net income per diluted share exceed guidance for third quarter
Company begins to pay down debt ahead of schedule

JACKSONVILLE, FL – November 2, 2010 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of online marketing for small businesses, today announced results for the third quarter ended September 30, 2010.

David Brown, Chairman and CEO of Web.com, said, “We are pleased with the company’s execution during the first partial quarter of combining Register.com’s operations with Web.com.  The performance of both companies was consistent with or better than our expectations, leading to third quarter non-GAAP revenue and profitability that was above the high-end of our guidance.  Most important, we are pleased with the progress of our integration efforts and identification of sales and marketing strategies that we believe will enable Web.com to optimize our resources and cross-sale opportunities.  There is still much work ahead of us, but all of the strategic reasons we moved ahead with the Register.com acquisition have been confirmed in the last few months.”

Brown added, “During the third quarter, we began paying down debt related to the Register.com acquisition earlier than required, which is consistent with our commitment to use the strong cash flow of our combined company to de-lever the company as quickly as possible.  We believe the expansion in our revenue, profitability and cash flow as a result of the Register.com acquisition will enable Web.com to generate substantial shareholder value over the next 12 to 18 months.  We believe there is further upside potential as we increase our sales and marketing investments aggressively in 2011 to restore Web.com’s long-term track record of growth.”

Summary of Third Quarter 2010 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $32.7 million for the third quarter of 2010, compared to $26.1 million for the third quarter of 2009.  Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $38.5 million for the third quarter of 2010, above the company’s guidance of $37.0 million to $38.0 million.

•
Operating loss, calculated in accordance with GAAP, was $8.2 million for the third quarter of 2010.  In addition to non-cash stock-based compensation expense and amortization of acquired intangibles, operating loss included charges and purchase accounting adjustments related to closing the Register.com acquisition during the third quarter, including a $5.7 million impact from the fair value adjustment to acquired deferred revenue and prepaid registry fees, $2.1 million in non-recurring corporate development fees and $1.8 million in restructuring expenses.  For the third quarter of 2009, the company reported a GAAP operating loss of $1.6 million, which included restructuring charges of approximately $1.9 million related to completing the integration of the Web.com acquisition.

•
GAAP net income from continuing operations was $12.0 million, or $0.45 per diluted share, for the third quarter of 2010, and included the above mentioned expenses as well as an income tax benefit of $21.2 million associated with closing the Register.com acquisition. GAAP net loss from continuing operations was $1.6 million, or $0.06 per diluted share, in the third quarter of 2009, and included the above mentioned non-recurring restructuring charges related to completing the integration of the Web.com acquisition.

•	Non-GAAP operating income was $6.3 million for the third quarter of 2010, representing a non-GAAP operating margin of 16% and compared to $4.1 million for the third quarter of 2009.

•
Non-GAAP net income from continuing operations was $5.3 million, or $0.20 per diluted share, for the third quarter of 2010, above the company’s guidance of $0.13 to $0.14 per diluted share.  Non-GAAP net income from continuing operations was $4.1 million, or $0.15 per diluted share, for the third quarter of 2009.

•
Adjusted EBITDA, which excludes the impact of stock-based compensation, depreciation and amortization expenses, restructuring charges, corporate development fees associated with closing the Register.com acquisition, and the impact of the fair value adjustment to acquired deferred revenue and prepaid registry fees, was $7.3 million for the third quarter of 2010, an increase compared to $4.9 million for the third quarter of 2009.  Adjusted EBITDA margin for the third quarter was 19%, consistent with the third quarter of 2009.

•
Cash flow from operations was $3.4 million for the third quarter of 2010 and $7.1 million excluding the pay down of accrued restructuring expenses and fees associated with closing the Register.com acquisition.  This compared to $3.5 million and $5.1 million, respectively, for the third quarter of 2009.

Third Quarter and Recent Business Highlights:

•
Web.com’s total net subscribers were approximately 974,000 at the end of the third quarter of 2010, an increase from 278,000 at the end of the prior quarter due to the addition of Register.com’s customer base.  This net subscriber count reflects approximately a 75,000 reduction to account for shared customers generated through the long standing partnership between Web.com and Register.com.

•
Customer churn was 1.7% for the third quarter of 2010, including the partial period contribution from Register.com.  Had Register.com’s performance been included for the full third quarter, customer churn would have been approximately 2%.  Both figures compare favorably to customer churn of 2.9% for the second quarter of 2010.

•	During the third quarter, Web.com paid down approximately $6 million in debt, which was several months earlier than required under terms of its debt agreement.

•
Web.com recently earned a place on the 2010 Technology Fast 500™ list, Deloitte's ranking of 500 of the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America. Rankings are based on percentage of fiscal year revenue growth during the period from 2005-2009.

Conference Call Information

Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business and guidance related to future results, today November 2, 2010, at 5:00 p.m. (Eastern Time). A live webcast of the call will be available at the “Investor Relations” page of the Company’s website, http://www.web.com. To access the call, dial 877-407-0784 (domestic) or 201-689-8560 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 358390. A replay of the webcast will also be available for a limited time at http://ir.web.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, corporate development expenses, the deferred revenue adjustment due to purchase accounting, income tax expense, and includes an estimated cash tax rate to be paid during 2010.  Non-GAAP operating income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, corporate development expenses and the deferred revenue adjustment related to purchase accounting.  A reconciliation of GAAP financial measures to non-GAAP financial measures results has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of online marketing for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Revenue.  We exclude from non-GAAP revenue the fair value adjustment to deferred revenue resulting from acquisition related write downs, because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue, restructuring charges, corporate development expenses and stock-based compensation charges.  Management believes that excluding these items assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income from Continuing Operations and Non-GAAP Net Income From Continuing Operations Per Diluted Share.  The Company excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue, restructuring charges, corporate development expenses and stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release: Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of ASC 718-10 in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted, to disclose such expenses in the footnotes to its financial statements. As the Company applies ASC 718-10, it believes that it is useful to its investors to understand the impact of the application of ASC 718-10 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest expense and amortization of deferred financing fees.  The Company incurs interest expense related to the indebtedness of the Company.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest income.  The Company earns interest income related to its cash and cash equivalents.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue and prepaid registry fees.  The Company has recorded a fair value adjustment to acquired deferred revenue and prepaid registry fees in accordance with ASC 805-10-65. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and prepaid registry fees therefore facilitates management’s internal comparisons to the Company’s historical operating results.

•
Corporate development expenses. The Company incurred professional fees to assist us in performing due diligence procedures for the expected acquisition of Register.com in July 2010. The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding the anticipated reach, capabilities and opportunities for the combined company following the Register.com acquisition, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “potential,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, Web.com’s ability to integrate the Web.com and Register.com businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s and Register.com’s businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Web.com
Press
Susan Datz Edelman
904-680-6909
sedelman@web.com

ICR for Web.com
Investors
Kori Doherty
617-956-6730
Kori.doherty@icrinc.com

Source:  Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$32,060	$25,209	$80,498	$76,665
Professional services	674	892	2,142	2,482
Other revenue	-	-	-	1,000
Total revenue	32,734	26,101	82,640	80,147

Cost of revenue (excluding depreciation and amortization
shown separately below):
Subscription	14,436	9,523	34,122	28,244
Professional services	519	629	1,482	1,504
Total cost of revenue	14,955	10,152	35,604	29,748

Gross profit	17,779	15,949	47,036	50,399

Operating expenses:
Sales and marketing	8,274	5,980	19,005	17,625
Research and development	3,031	2,174	7,527	6,302
General and administrative	8,124	4,097	17,472	14,959
Depreciation and amortization	4,698	3,373	11,290	10,163
Restructuring charges	1,802	1,932	1,856	1,921
Total operating expenses	25,929	17,556	57,150	50,970
Loss from operations	(8,150)	(1,607)	(10,114)	(571)

Other income:
Interest (expense) income, net	(1,046)	39	(948)	143
Loss before income taxes from continuing operations	(9,196)	(1,568)	(11,062)	(428)
Income tax benefit (expense)	21,212	(27)	20,525	(70)
Net income (loss) from continuing operations	12,016	(1,595)	9,463	(498)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	-	5	(9)	232
(Loss) gain on sale of discontinued operations, net of tax	-	(1)	125	821
Income from discontinued operations, net of tax	-	4	116	1,053

Net income (loss)	$12,016	$(1,591)	$9,579	$555

Basic earnings per share:
Income (loss) from continuing operations attributable per common share	$0.47	$(0.06)	$0.38	$(0.02)
Income from discontinued operations attributable per common share	$-	$-	$-	$0.04
Net income (loss) per common share	$0.47	$(0.06)	$0.38	$0.02

Diluted earnings per share:
Income (loss) from continuing operations attributable per common share	$0.45	$(0.06)	$0.36	$(0.02)
Income from discontinued operations attributable per common share	$-	$-	$-	$0.04
Net income (loss) per common share	$0.45	$(0.06)	$0.36	$0.02

Weighted-average number of shares used in per share amounts:
Basic	25,481	25,189	25,449	25,305
Diluted	26,839	25,189	26,961	25,305

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except per share data)

	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$17,824	$39,427
Restricted investments	300	545
Accounts receivable, net of allowance $294 and $428, respectively	8,268	4,561
Prepaid expenses	2,646	2,315
Prepaid registry fees	15,185	-
Deferred taxes	-	1,482
Deferred financing fees and other current assets	1,192	95
Total current assets	45,415	48,425

Restricted investments	2,210	927
Property and equipment, net	10,497	7,388
Prepaid registry fees	12,739	-
Goodwill	128,156	12,895
Intangible assets, net	110,781	53,059
Other assets	4,043	191
Total assets	$313,841	$122,885

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,498	$1,306
Accrued expenses	13,524	6,931
Accrued restructuring costs	3,192	1,064
Deferred revenue	33,512	6,172
Current portion of debt and capital lease obligations	9,025	223
Other current liabilities	2,250	558
Total current liabilities	64,001	16,254

Accrued rent expense	833	676
Deferred revenue	23,357	159
Long-term debt and capital lease obligations	100,215	198
Deferred tax liabilites	7,461	1,429
Other liabilities	1,236	473
Total liabilities	197,103	19,189

Stockholders' equity
Common stock, $0.001 par value; 150,000,000 shares authorized; 27,758,690 and 27,796,824 shares issued and 26,793,212 and 26,176,967 shares outstanding at September 30, 2010 and December 31, 2009, respectively.	27	26
Additional paid-in capital	262,285	260,552
Treasury Stock, at cost, 965,478 and 1,619,857 shares at September 30, 2010 and December 31, 2009, respectively.	(3,637)	(5,477)
Accumulated other comprehensive loss	(111)	-
Accumulated deficit	(141,826)	(151,405)
Total stockholders' equity	116,738	103,696

Total liabilities and stockholders' equity	$313,841	$122,885

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$32,734	$26,101	$82,640	$80,147
Fair value adjustment to deferred revenue	5,726	8	5,742	58
Non-GAAP revenue	$38,460	$26,109	$88,382	$80,205

Reconciliation of GAAP net income (loss) to non-GAAP net income
GAAP net income (loss)	$12,016	$(1,591)	$9,579	$555
Amortization of intangibles	3,660	2,612	8,942	7,913
Loss on sale of assets	4	5	4	5
Stock based compensation	1,188	1,144	3,393	3,663
Income tax expense	(21,212)	27	(20,525)	70
Restructuring charges	1,802	1,932	1,856	1,921
Corporate development	2,111	-	3,020	-
Amortization of deferred financing fees	178	-	178	-
Cash income tax expense	(126)	(22)	(234)	(205)
Fair value adjustment to deferred revenue	5,726	8	5,742	58
Fair value adjustment to prepaid registry fees	(44)	-	(44)	-
Non-GAAP net income	$5,303	$4,115	$11,911	$13,980

Reconciliation of GAAP basic net income (loss) per share to non-GAAP basic net income per share
Basic GAAP net income (loss) per share	$0.47	$(0.06)	$0.38	$0.02
Amortization of intangibles per share	0.14	0.10	0.35	0.31
Loss on sale of assets per share	-	-	-	-
Stock based compensation per share	0.05	0.05	0.13	0.15
Income tax expense per share	(0.83)	-	(0.81)	-
Restructuring charges per share	0.07	0.07	0.07	0.08
Corporate development per share	0.08	-	0.12	-
Amortization of deferred financing fees per share	0.01	-	0.01	-
Cash income tax expense per share	-	-	(0.01)	(0.01)
Fair value adjustment to deferred revenue per share	0.22	-	0.23	-
Fair value adjustment to prepaid registry fees	-	-	-	-
Basic Non-GAAP net income per share	$0.21	$0.16	$0.47	$0.55

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP net income per share
Fully diluted shares:
Common stock	25,481	25,189	25,449	25,305
Diluted stock options	1,059	1,733	1,195	1,407
Diluted restricted stock	299	382	317	164
Warrants	-	-	-	3
Total	26,839	27,304	26,961	26,879

Diluted GAAP net income (loss) per share	$0.45	$(0.06)	$0.36	$0.02
Amortization of intangibles per share	0.14	0.10	0.32	0.29
Loss on sale of assets per share	-	-	-	-
Stock based compensation per share	0.04	0.04	0.13	0.14
Income tax expense per share	(0.80)	-	(0.77)	-
Restructuring charges per share	0.07	0.07	0.07	0.08
Corporate development	0.08	-	0.11	-
Amortization of deferred financing fees per share	0.01	-	0.01	-
Cash income tax expense per share	-	-	(0.01)	(0.01)
Fair value adjustment to deferred revenue per share	0.21	-	0.22	-
Fair value adjustment to prepaid registry fees per share	-	-	-	-
Diluted Non-GAAP net income per share	$0.20	$0.15	$0.44	$0.52

Reconciliation of GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(8,150)	$(1,607)	$(10,114)	$(571)
Amortization of intangibles	3,660	2,612	8,942	7,913
Stock based compensation	1,188	1,144	3,393	3,663
Restructuring charges	1,802	1,932	1,856	1,921
Corporate development	2,111	-	3,020	-
Fair value adjustment to deferred revenue	5,726	8	5,742	58
Fair value adjustment to prepaid registry fees	(44)	-	(44)	-
Non-GAAP operating income	$6,293	$4,089	$12,795	$12,984

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-25%	-6%	-12%	-1%
Amortization of intangibles	10%	10%	11%	10%
Restructuring charges	5%	7%	2%	2%
Corporate development	5%	0%	4%	0%
Fair value adjustment to deferred revenue	18%	0%	5%	0%
Fair value adjustment to prepaid registry fees	0%	0%	0%	0%
Stock based compensation	3%	5%	4%	5%
Non-GAAP operating margin	16%	16%	14%	16%

Reconciliation of GAAP operating loss to adjusted EBITDA
GAAP operating loss	$(8,150)	$(1,607)	$(10,114)	$(571)
Depreciation and amortization	4,698	3,373	11,290	10,163
Stock based compensation	1,188	1,144	3,393	3,663
Restructuring charges	1,802	1,932	1,856	1,921
Corporate development	2,111	-	3,020	-
Fair value adjustment to deferred revenue	5,726	8	5,742	58
Fair value adjustment to prepaid registry fees	(44)	-	(44)	-
Adjusted EBITDA	$7,331	$4,850	$15,143	$15,234

Web.com Group, Inc.
Stock Based Compensation Expense
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Stock based compensation
Subscription (cost of revenue)	$141	$106	$425	$315
Sales and marketing	185	210	494	645
Research and development	141	121	447	370
General and administration	721	707	2,027	2,333
Restructuring charges	-	1,183	-	1,183
Total	$1,188	$2,327	$3,393	$4,846

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2010	2009
	(unaudited)	(unaudited)
Cash flows from operating activities

Net income	$9,579	$555

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of discontinued operations, net of tax	(125)	(821)
Depreciation and amortization	11,290	10,163
Stock-based compensation expense	3,393	3,663
Deferred income taxes	(21,176)	36
Restructuring charges	1,856	1,921
Other non cash expenses	179	5
Changes in operating assets and liabilities:
Accounts receivable	(511)	912
Prepaid expenses and other assets	473	131
Net change in restricted cash	546	(6)
Accounts payable, accrued expenses and other liabilities	(1,778)	(3,449)
Deferred revenue	5,214	(1,507)
Net cash provided by operating activities	8,940	11,603

Cash flows from investing activities

Business acquisitions	(127,053)	(3,490)
Proceeds from gain on sale of discontinued operations	125	821
Purchase of property and equipment	(1,056)	(867)
Investment in intangible assets	(1,396)	(4)
Net cash used in investing activities	(129,380)	(3,540)

Cash flows from financing activities

Stock issuance costs	(11)	(14)
Stock repurchased	(53)	(5,637)
Issuance of long term debt	110,000	-
Payment of debt obligations	(6,181)	(397)
Deferred financing fees	(5,162)	-
Proceeds from exercise of stock options	244	1,173
Net cash provided by (used in) financing activities	98,837	(4,875)

Net decrease in cash and cash equivalents	(21,603)	3,188
Cash and cash equivalents, beginning of period	39,427	34,127
Cash and cash equivalents, end of period	$17,824	$37,315

Supplemental cash flow information:
Interest paid	$926	$35
Income tax paid	$133	$318

Supplemental disclosure of non-cash transactions:
Acquisition-related note payable	$5,000	$-